Exhibit 10.11
BUSINESS/COMMERCIAL LOAN AGREEMENT
(Not Secured by Real Property)
For Bank Use Only:

Loan Account #    Customer#    Commitment#

This Business/Commercial Loan Agreement ("Agreement") is dated as of October 27, 2016. In this Agreement,

•	The "Borrower" is: Investors Title Company

Borrower's address for notice purposes is: 121 N Columbia Street, Chapel Hill, North Carolina 27514-3502.

•
The "Lender" is First-Citizens Bank & Trust Company, whose address for notice purposes is First-Citizens Bank & Trust Company, ATTN: Loan Servicing Department- DAC20, P.O. Box 26592, Raleigh, North Carolina 27611-6592.

Borrower has applied to Lender for a loan. Lender is willing to make a loan to Borrower, but only under the terms and conditions specified in this Agreement and in the Related Documents. Borrower understands and agrees that: (i) in making, renewing, or extending the loan that is the subject of this Agreement, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; and (ii) the loan shall be and remain subject to the terms and conditions of this Agreement and the Related Documents.

Capitalized words and terms have the meanings given to them in this Agreement. Words and terms not otherwise defined in the body of this Agreement or in the section of this Agreement entitled "Definitions" shall have the meanings given to such words and terms by the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings given to them in accordance with generally accepted accounting principles ("GAAP") as in effect on the date of this Agreement. All references to dollar amounts shall mean amounts in lawful money of the United States of America. "Will" and "shall" are used interchangeably in this Agreement; both denote an obligation. Words and terms used in the singular shall include the plural, and words and terms used in the plural shall include the singular, as the context may require.

THE LOAN, NOTE, AND LOAN PURPOSE.

Loan. The word "Loan" as used in this Agreement means the loan from Lender to Borrower contemplated by this Agreement, and the words "Loan Amount" mean the total amount of the Loan, which is $6,000,000.00.

Note. The word "Note" as used in this Agreement means the promissory note payable to the order of Lender for the Loan Amount that Borrower has executed or will execute to evidence Borrower's obligation to repay the Loan upon the terms and conditions agreed upon, together with all renewals of, extensions of, modifications of, increases in, refinancings of, consolidations of, and substitutions for that promissory note. Repayment of the Note is or will be secured from time to time by various Security Instruments and/or Guaranties. The terms and conditions of the Note and Related Documents are incorporated herein by reference.

Loan Purpose. Except to the extent Lender permits the use of Loan Proceeds for other purposes, Loan Proceeds may be used by Borrower solely for the following purpose(s): Provide funds for the purchase of University Title Company.

TERM. This Agreement is effective as of the date of this Agreement. Except for the provisions of this Agreement that specifically provide they will survive the expiration, termination, or cancellation of this Agreement, this Agreement shall continue in full force and effect until (i) the Indebtedness is paid in full (including principal, interest, costs, expenses, attorneys' fees, and other fees and charges); (ii) this Agreement is terminated or canceled as provided in this Agreement; or (iii) this Agreement is terminated pursuant to a written agreement signed by the parties.

REQUESTS AND APPROVALS. Notwithstanding anything to the contrary in this Agreement, any right Lender has under this Agreement or the Related Documents to request, approve, accept, determine, decide, reserve rights, or make any judgment on any matter shall be in Lender's sole discretion. However, Lender shall exercise any such right and administer the Loan in good faith and in a commercially reasonable manner, using commercially reasonable judgment. Lender shall not unreasonably condition, delay, or withhold any required approval, consent, determination, decision, reservation, or judgment.

INSURANCE REQUIREMENTS.

Required Insurance. Unless waived by Lender in writing, Borrower shall obtain and maintain for the term of the Loan insurance policies of the kinds described in this section. Each policy must (i) be issued by an insurance company acceptable to Lender; (ii) insure against such risks, provide such coverage, include such endorsements, and be written in such amounts as Lender may reasonably require; (iii) identify Lender and its successors and assigns as an additional insured or loss payee, as Lender may require; (iv) include a stipulation that coverage will not be cancelled or diminished without at least ten (10) days prior written notice to Lender; and (v) include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission, or default of Borrower or any other person. Borrower shall provide Lender with a copy of each insurance policy or evidence thereof that is satisfactory to Lender. Lender may require that the insurance policies include the following:

(i)	Special Form hazard insurance on any Collateral consisting of tangible personal property that secures the Loan.

(ii)	Professional malpractice insurance, if required by Lender.

(iii)	Any other insurance required by this Agreement, the Related Documents, or Lender.

Insurance Reports. At Lender's request, Borrower shall provide Lender reports on each existing insurance policy showing such information as Lender may reasonably request, including, without limitation, the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then-current property values on the basis of which insurance has been obtained; (vi) the manner of determining those values; and (vii) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Failure to Maintain Required Insurance. If Lender determines at any time during the term of the Loan that any required insurance is not in force or that the policy is in an amount less than required by Lender and Borrower fails to purchase the required insurance or correct any deficiencies within forty-five (45) days after notice of the deficiency, Lender may purchase the required insurance on Borrower's behalf and charge Borrower the cost of the premiums and fees incurred in purchasing the insurance. If Lender decides to purchase or replace insurance on Borrower's behalf and Lender or one of Lender's related entities sells the required insurance, the replacement insurance may be purchased by Lender from Lender or Lender's related entity. Such lender placed coverage may be substantially more expensive than a policy obtained by Borrower, may not cover Borrower as an insured, may not cover Borrower's equity, and may not provide the same scope of coverage as a policy obtained by Borrower. Lender or one of Lender's affiliates may be paid a commission for placement of the lender-placed coverage, if applicable.

LENDER'S RIGHT TO INSPECT AND TEST. Lender and its agents shall at all times have the following rights, each of which can be exercised at any reasonable time or times: (i) the right to inspect any Collateral and Borrower's other assets; and (ii) the right to examine or audit Borrower's books, accounts, and records and to make copies and memoranda of Borrower's books, accounts, and records. If Borrower now or hereafter maintains any records (including, without limitation, computer-generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower shall, at Lender's request, notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records Lender may request, all at Borrower's expense.

LIMITATION OF LENDER'S RESPONSIBILITY. Each inspection, report, and appraisal requested or required by Lender under this Agreement or made by, on behalf of, or for the benefit of Lender in connection with the Loan shall be solely for Lender's own use and protection and not for the benefit or the protection of Borrower or any other person or entity. Borrower acknowledges and agrees that (i) Lender makes no warranty or representation as to the accuracy, completeness, or sufficiency of any such inspection, report, or appraisal; (ii) neither Borrower nor any other person or entity may rely upon any such inspection, report, or appraisal; and (iii) Borrower will not rely upon any such inspection, report, or appraisal. Such inspections, reports, and appraisals do not constitute any assurance or representation to Borrower or to any other person or entity as to the value or condition of any property. The exercise of any right of inspection, approval, or inquiry granted to Lender in this Agreement is acknowledged to be solely for the protection of Lender's interests, and under no circumstances shall it be construed to impose any responsibility or liability of any nature whatsoever on Lender to Borrower or any other person or entity.

REPRESENTATIONS AND WARRANTIES.    Borrower represents and warrants to Lender that, (i) as of the date of this Agreement; (ii) as of the date of any renewal, extension, or modification of the Loan; and (iii) at all times any Indebtedness exists:

Authority to Do Business. Each Borrower is duly authorized to transact business in each state in which Borrower is doing business, having made all necessary filings and having obtained all necessary governmental licenses, permits, and approvals. If Borrower is an entity, Borrower is duly organized and constituted, validly existing, and in good standing in each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified to engage in business in all states in which the failure to so qualify would have a material adverse effect on Borrower's business or financial condition. Borrower has the full power and authority to own Borrower's assets and to transact all businesses in which Borrower is presently engaged or presently proposes to engage.

Authorization. Borrower's execution, delivery, and performance of this Agreement and all of the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under any provision of (i) Borrower's organizational documents, if Borrower is an entity; (ii) any documents that govern, regulate, or limit Borrower's business activities or affairs; (iii) any agreement or other instrument binding upon Borrower; (iv) any applicable law or governmental regulation; or (v) any court decree or order applicable to Borrower or to Borrower's assets.

Financial Information. Each of Borrower's financial statements supplied to Lender truly and completely disclose Borrower's financial condition in all material respects as of the date of each such statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Assets. Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and approved by Lender in writing, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's assets free and clear of all liens and Security Interests and has not executed any security documents or financing statements relating to such assets. All of Borrower's assets are titled in Borrower's legal name, and Borrower has not used, or been named as a "debtor" in any financing statement under, any other name within the last five (5) years.

Litigation and Claims. Other than as has been previously disclosed to and approved by Lender in writing, no litigation, claim, investigation, administrative proceeding, or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may have a material adverse effect on Borrower's financial condition or assets.

Taxes. To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments, and other governmental charges have been paid in full, except those which are presently being, or are going to be, contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Except as previously disclosed to and approved by Lender in writing, Borrower has not entered into or granted any Security Instruments or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral that would be prior to, or that may in any way be superior to, Lender's Security Interests and rights in and to the Collateral.

Binding Effect. This Agreement, the Note, and all Related Documents are binding upon the signers thereof and their respective successors, representatives, and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will:

Evidence of Authority. Provide to Lender such properly certified resolutions, authorizations, documents, and instruments as Lender may reasonably request from time to time, including, for example, resolutions that (i) authorize the obtaining of the Loan, the encumbrance of Borrower's assets to secure the Loan, and the execution of this Agreement, the Note, and the other Related Documents; (ii) designate those persons authorized to sign and deliver this Agreement, the Note, and the Related Documents on behalf of Borrower; and (iii) ratify and confirm actions previously taken by or on behalf of Borrower.

Loan Fees and Expenses. Pay upon demand (i) all Loan closing costs; (ii) all Loan fees; (iii) all inspection fees, filing and recording fees, and filing and recording taxes; and (iv) all out-of-pocket expenses incurred by Lender in connection with the preparation of Loan documents, the making of the Loan, and the management and oversight of the Loan, including Lender's reasonable attorneys' fees for Lender's outside counsel.

Taxes, Liens, and Claims of Lien. Pay and discharge when due and before they become delinquent all of Borrower's indebtedness and obligations of every kind and nature, including, without limitation, all taxes, assessments, governmental charges, levies, and claims (including all claims for labor done and materials and services furnished) that, if not paid, are or might become a lien, claim of lien, or charge upon all or any portion of the Collateral, the undisbursed Loan principal, or any of Borrower's assets, income, or profits. With respect to claims for labor performed and materials and services furnished, Borrower shall (i) cause all such claims to be fully paid and discharged in a timely manner, and (ii) take all steps necessary to remove or satisfy all liens and claims of lien arising from such claims. However, Borrower shall not be required to pay and discharge any such indebtedness, obligation, tax, assessment, charge, levy, or claim so long as (i) Borrower is in good faith contesting the indebtedness, obligation, tax, assessment, charge, levy, or claim by appropriate proceedings filed and asserted in a timely and proper manner; and (ii) at Lender's option, Borrower has either deposited funds with Lender sufficient to pay, or established on its books adequate reserves in accordance with GAAP with respect to, such contested indebtedness, obligation, tax, assessment, charge, levy, or claim. If the indebtedness, obligation, tax, assessment, charge, levy, or claim does become a lien, claim of lien, or charge upon all or any portion of the Collateral, the undisbursed Loan principal, or any of Borrower's assets, income, or profits, then Lender may demand that Borrower take such action or actions as may be necessary to remove or satisfy the lien, claim of lien, or charge if Lender reasonably believes that the lien, claim of lien, or charge has or may have (i) priority over Lender's Security Interest in any Collateral, or (ii) an adverse effect on Lender's orderly administration of the Loan. If Borrower fails to remove any such lien, claim of lien, or charge within ten (10) days thereafter, then Lender may (i) pay such lien, claim of lien, or charge from funds deposited by Borrower with Lender as provided in this section; (ii) pay such lien, claim of lien, or charge from the undisbursed Loan principal, in which case the disbursement of Loan Proceeds shall be considered as having been duly authorized by Borrower; (iii) pay such lien, claim of lien, or charge as an expense on Borrower's behalf, in which case the payment will be considered an expense paid by Lender that is subject to the section of this Agreement entitled "Lender's Expenditures"; (iv) contest the validity of the lien, claim of lien, or charge, in which case Borrower shall pay all costs and expenses of such contest, including Lender's reasonable attorneys' fees; or (v) take or refrain from taking such other actions as Lender believes to be in Lender's interest.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any such agreement.

Notices of Claims and Litigation. Promptly inform Lender in writing of (i) all material adverse changes in Borrower's financial condition; and (ii) all existing and all threatened litigation, claims, investigations, administrative proceedings, or similar actions affecting any Collateral, Borrower, any Guarantor, or the owner of any Collateral which could have a material adverse effect on the Collateral or the financial condition of Borrower, any Guarantor, or the owner of any Collateral.

Additional Assurances. Make, execute, and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, corrective instruments, documents, and other agreements as Lender or its counsel may reasonably request to evidence and secure the Loan, to perfect all Security Interests in the Collateral, and to correct any deficiencies or errors in this Agreement or the Related Documents.

COVENANTS REGARDING FINANCIAL INFORMATION. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will:

Financial Records. Maintain Borrower's books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements and Related Information. Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request, including, but not limited to, the following:

Annual Financial Statements. As soon as available, but in no event later than ninety (90) days after the end of each fiscal year, Borrower's balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Additional Information and Statements. Such additional information and statements, lists of assets and liabilities, aging of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may reasonably request from time to time.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that, until the Indebtedness is paid in full, Borrower will not do any of the following without first obtaining Lender's prior written consent:

Continuity of Operations. (i) Engage in any business activities substantially different than those in which Borrower is presently engaged; (ii) merge with, acquire, or consolidate with any other business entity; (iii) convert to a different kind of business entity; (iv) change Borrower's name; or (v) cease operations, liquidate, or dissolve.

Loans, Acquisitions, and Guaranties. (i) Lend money, invest in, or advance money or assets to any other person, enterprise, or entity; (ii) purchase, create, or acquire any interest in any other enterprise or entity; or (iii) incur any obligation as surety or guarantor other than in the ordinary course of business.

Sale, Transfer, or Lease of Collateral. Sell, transfer, or lease any Collateral, except for the sale or lease of inventory in the ordinary course of business.

Liens on Collateral. Create, or allow to be created, any lien or charge upon the Collateral, other than Permitted Liens.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender shall have a right of setoff with respect to all of Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA, Keogh, or trust accounts for which setoff is prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this section. Borrower further authorizes Lender to exercise its right of setoff one or more times to collect any past due payment, any sums then payable, or the entire unpaid outstanding balance of the Indebtedness if the Loan is then due and payable in full. However, Lender shall not exercise its right of setoff under this section unless and until an Event of Default shall have occurred.

INCREASE IN INTEREST RATE IF DEPOSIT ACCOUNT RELATIONSHIPS NOT ESTABLISHED AND MAINTAINED.
For purposes of this Agreement, each of the following is considered a "Required Depositor": Investors Title Company

The interest rate for the Loan is a competitive rate based, at least in part, on Borrower's assurance and Lender's expectation that each Required Depositor will establish and maintain the Required Depositor's primary business deposit account with Lender. Borrower warrants and represents to Lender that each Required Depositor (i) either currently maintains its primary business deposit account with Lender or will establish its primary business deposit account with Lender before Lender funds the Loan, and (ii) will continuously maintain its primary business deposit account with Lender, at least until the Indebtedness is paid in full. If a Required Depositor ceases for any reason to establish and continuously maintain its primary business deposit account with Lender as required by this section, Lender will, after first giving Borrower at least ten days prior written notice (during which ten day period Borrower may remedy the oversight), increase the rate that interest will accrue on the outstanding principal balance of the Loan to a higher interest rate by adding 300 basis points (3.00 percentage points) to the interest rate that would otherwise apply to the Loan from time to time. In addition, Lender may increase the required periodic payment amount from time to time in order to maintain the same amortization schedule. In the absence of manifest error or bad faith, Lender's determination of the following shall be conclusive: (i) whether a Required Depositor has established its primary business deposit account with Lender and thereafter continuously maintained its primary business deposit account with Lender, (ii) the interest rate that will apply to the Loan if a Required Depositor fails to establish and continuously maintain its primary business deposit account with Lender, and (iii) the required periodic payment amount following any increase in the interest rate.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. The Loan or the Indebtedness is not paid and performed as and when due or is otherwise in default.

Default under Related Documents. The occurrence of an event or condition that constitutes a default under the terms of the Note, any of the Security Instruments, or any of the other Related Documents.

Default under Other Loan. Borrower or any Guarantor defaults under any other loan, extension of credit, or obligation owed to Lender.

Other Defaults. Borrower fails to keep, perform, observe, or comply with any covenant, agreement, term, or condition that Borrower is required to keep, perform, observe, or comply with under provisions of this Agreement, any of the Related Documents, or any other agreement between Lender and Borrower.

Default in an Obligation Owed to a Third Party. Borrower, any Guarantor, or any owner of Collateral defaults under any loan, extension of credit, security instrument, guaranty, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may have a material adverse effect on (i) Borrower's ability to repay the Loan; (ii) the ability of any Guarantor to satisfy the Guarantor's guaranty obligation; (iii) the financial condition of Borrower, any Guarantor, or the owner of any Collateral; (iv) the ability of Borrower, any Guarantor, or any owner of Collateral to perform their respective obligations under this Agreement or any of the Related Documents; or (v) any of the Collateral.

False Statements. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower, any Guarantor, or the owner of any Collateral under this Agreement or the Related Documents (i) is false or misleading in any material respect, either now or at the time made or furnished, or (ii) becomes false or misleading in any material respect at any time thereafter.

Ineffectiveness of Agreements; Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any Security Instrument to create a valid and perfected Security Interest possessing the priority required by this Agreement or the Related Documents) at any time or for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor or any governmental agency against any Collateral, or the garnishment of any account Borrower or any Guarantor maintains with Lender or any of Lender's subsidiaries or affiliates, including any deposit account or securities account. However, this Event of Default shall not apply if (i) there is a good faith dispute as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and (ii) Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond protecting Lender from any claim or loss resulting from the creditor or forfeiture proceeding in an amount determined by Lender as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any Guarantor (i) revokes or disputes the validity of, or Guarantor's liability under, the Guarantor's Guaranty; (ii) fails to provide Lender within the time prescribed by Lender any financial information Guarantor is required to provide Lender; or (iii) breaches any covenant or agreement Guarantor has made to or with Lender relating to Guarantor's guaranty obligations, including any agreement supplemental to Guarantor's Guaranty.

TRIGGER EVENTS: Under the terms of this Agreement and/or the Related Documents, each of the following is or may be identified as an Event of Default: (i) the death or incompetence of an individual; (ii) the withdrawal, resignation, or expulsion of an individual from a business entity; and/or (iii) a change in the ownership structure, control, or management of a business entity. For purposes of this section, each of these events is referred to individually as a "Trigger Event," and collectively they are referred to as "Trigger Events."

For purposes of this section:

(i)	The term "Business Entity" refers to any Borrower or Guarantor that is a corporation, partnership, limited partnership, or limited liability company.

(ii)
The term "declare the Loan to be in default" means that Lender gives written notice to Borrower that an Event of Default has occurred and that the Loan is in default. If Lender does declare the Loan to be in default, Lender may, at that time or at any time thereafter, (i) increase the interest rate on the Loan to a default rate, (ii) terminate Borrower's ability to obtain Advances, (iii) accelerate the Indebtedness and demand the immediate payment of the Indebtedness in full, and/or (iv) take such other actions as Lender is permitted to take following the occurrence of an Event of Default.

(iii)
The term "Key Person" means an individual whose skills, qualifications, experience, business acumen, ownership interest in, and/or position with a Business Entity are considered by Lender to be important to the ongoing ability of the Business Entity to meet its debt obligations, to continue in business, and to prosper and grow.

(iv)
The term "material change in ownership, control, or management" means (i) any sales, transfers, or conveyances that, in the aggregate, total twenty-five percent (25%) or more of the voting stock, partnership interests, or limited liability company interests, as the case may be, of any Business Entity, unless such sales, transfers, or conveyances were approved in advance by Lender in writing; (ii) the death or incompetence of any Key Person; and/or (iii) the withdrawal, resignation, or expulsion of any Key Person from the ownership, management, or control of a Business Entity.

(v)	The term "Remaining Guarantors" refers to all Guarantors other than the individual whose death, incompetence, withdrawal, resignation, or expulsion caused the Trigger Event.

(vi)	The term "Remaining Obligors" refers to all Borrowers and Guarantors other than the individual whose death, incompetence, withdrawal, resignation, or expulsion caused the Trigger Event.

(vii)
The term "Updated Management Information" means detailed information describing the then-current ownership, control, and management structure of a Business Entity, including information about the qualifications, skills, and experience of those individuals who own, control, and are (or will become) responsible for the day-to-day management and operations of the Business Entity.

If Lender determines at any time that a material change in ownership, control, or management of a Business Entity has occurred (whether or not caused by the occurrence of a Trigger Event), Lender may require Borrower to provide Updated Management Information for each Business Entity. Unless Borrower satisfies Lender that the material change in ownership, control, or management of the Business Entity will not have a material adverse effect on the ability of the Business Entity to perform its obligations under the Related Documents, Lender may declare the Loan to be in default.

If the Trigger Event is the death of the sole surviving Borrower and there is no other Borrower remaining, Lender may declare the Loan to be in default. Otherwise, if (i) Lender is notified in writing of the occurrence of a Trigger Event within thirty (30) days after it occurs; (ii) the Loan is not otherwise in default; (iii) no other Event of Default thereafter occurs; and (iv) the Lender has not determined (and does not subsequently determine) that a material change in ownership, control, or management of a Business

Entity has occurred that will have a material adverse effect on the ability of a Business Entity to perform its obligations under the Related Documents, then Lender will follow the procedures set forth below and will not, except as provided below, declare the Loan to be in default, increase the interest rate on the Loan to a default rate, accelerate the Indebtedness, or take any other adverse action solely because of the occurrence of the Trigger Event. However, Lender may suspend Borrower's ability to obtain Advances while Lender follows the procedures set forth below. If the requirements and conditions set forth below are not timely met, Lender may declare the Loan to be in default solely because of the occurrence of the Trigger Event.

1.
Borrower will have a period of sixty (60) days following the occurrence of a Trigger Event within which to provide Lender with updated financial information concerning the Remaining Obligors. If Borrower fails to provide the required updated information within sixty (60) days following the occurrence of the Trigger Event, Lender may declare the Loan to be in default solely because of the occurrence of the Trigger Event.

2.
Provided Lender receives the required updated information within the time prescribed above, Lender will promptly evaluate the credit worthiness and financial strength of the Remaining Obligors and the nature, value, condition, and sufficiency of the Collateral using its then-current credit underwriting standards. Following that evaluation:

(a)
If Lender determines that (i) the Remaining Obligors continue to have the willingness and financial strength sufficient to enable them to repay the Loan as originally contemplated by Lender; (ii) there has been no material deterioration in the value or condition of the Collateral; (iii) Lender has in place properly executed and enforceable Guaranties from the Remaining Guarantors that are acceptable to, and deemed sufficient by, Lender; and (iv) the likelihood of Lender being repaid in accordance with the terms of this Agreement and the Related Documents has not been materially impaired, then Lender will not declare the Loan to be in default, increase the interest rate on the Loan to a default rate, accelerate the Indebtedness, or take any other adverse action solely because of the occurrence of the Trigger Event. In addition, Lender will (i) reinstate any credit privileges suspended solely because of the occurrence of the Trigger Event; and (ii) consider releasing from any further liability the individual or the estate of the individual whose death, incompetence, withdrawal, resignation, or expulsion caused the Trigger Event.

(b)
If, in Lender's judgment, any of the conditions set forth in section 2(a) above are not met, Lender will promptly notify Borrower of that determination. Borrower will have sixty (60) days thereafter within which to provide to Lender additional guarantors who are acceptable to Lender and who have signed, or have agreed to sign, enforceable Guaranties satisfactory to, and in amounts that are deemed sufficient by, Lender. This may be accomplished by (i) tendering one or more additional guarantors (each a "New Guarantor") acceptable to Lender, and/or (ii) having one or more of the Remaining Guarantors who previously signed a limited Guaranty agree to increase the amount or percentage of their Guaranty ("Consenting Guarantor"). Within that same sixty (60) day period, each New Guarantor and Consenting Guarantor must provide Lender with such financial information as Lender may reasonably request to evaluate the New Guarantor's or Consenting Guarantor's credit worthiness and financial strength.

3.
Provided Lender receives the information and executed agreements required by, and within the time prescribed by, section 2(b) above, Lender will promptly evaluate (or re-evaluate, as the case may be), utilizing its then-current credit underwriting standards, the credit worthiness and financial strength of each New Guarantor and each Consenting Guarantor. Following that evaluation:

(a)
If (i) Lender is satisfied with the credit worthiness and financial strength of each New Guarantor and each Consenting Guarantor; (ii) each New Guarantor and each Consenting Guarantor executes and delivers to Lender a new Guaranty satisfactory in form and content to Lender and to Lender's counsel within fifteen (15) days of Lender's request for a new Guaranty; and (iii) Lender determines thereafter that Lender has in place properly executed and enforceable Guaranties from New Guarantors, Consenting Guarantors, and Remaining Guarantors that are acceptable to and deemed sufficient by Lender, then Lender will not declare the Loan to be in default, increase the interest rate on the Loan to a default rate, accelerate the Indebtedness, or take any other adverse action solely because of the occurrence of the Trigger Event. In addition, Lender will (i) reinstate any credit privileges suspended solely because of the occurrence of the Trigger Event; and (ii) consider releasing from any further liability the individual, or the estate of the individual, whose death, incompetence, withdrawal, resignation, or expulsion caused the Trigger Event.

(b)	If, in Lender's judgment, any of the conditions set forth in section 3(a) above are not met, then Lender may declare the Loan to be in default solely because of the occurrence of the Trigger Event.

4.
Lender may condition Lender's approval and acceptance of each New Guarantor and each new Guaranty given by a New Guarantor and/or a Consenting Guarantor upon such commercially reasonable requirements as Lender may deem necessary to protect Lender's interests. For example, if a New Guarantor is not a natural person, Lender may require a legal opinion from an attorney acceptable to Lender to the effect that (i) the New Guarantor is duly organized, validly existing, and in good standing; (ii) the Guaranty has been duly authorized, executed, and delivered; and (iii) the Guaranty is valid and enforceable in accordance with its terms. If the New Guarantor is a natural person, Lender may require the New Guarantor to be a resident of a particular state, and, depending on the state in which the New Guarantor resides, require the consent or joinder of the spouse of the New Guarantor.

EFFECT OF AN EVENT OF DEFAULT; NOTICE AND OPPORTUNITY TO CURE. In the administration of the Loan and the enforcement of the Related Documents, the following provisions will apply notwithstanding contrary provisions in this Agreement or the Related Documents:

Remedies. Upon the occurrence of any Event of Default and at any time thereafter until the cure thereof, Lender may, at its option, but without any obligation to do so, and in addition to any other rights Lender may have, do any one or more of the following: (i) cancel this Agreement; (ii) institute appropriate proceedings to enforce the performance of this Agreement; (iii) withhold further disbursements of Loan Proceeds; (iv) expend funds necessary to remedy the default; (v) accelerate the maturity of the Note and/or Indebtedness and demand payment of all sums due under the Note and/or Indebtedness; (vi) bring an action on the Note and/or Indebtedness; (vii) foreclose Lender's Security Instruments, if any, in any manner available under Jaw; and (viii) exercise any other right or remedy which it has under this Agreement, the Note, or other Related Documents, or which is otherwise available at law or in equity or by statute.

Interest after Default. If an Event of Default occurs under this Agreement or any of the Related Documents, Lender's risk of not being paid what Lender is owed increases. To compensate Lender for this risk and to discourage default, the Note may include a provision (a "Default Rate Provision") that permits Lender to increase the interest rate on the Note following the occurrence of an Event of Default. In the interpretation and application of each such Default Rate Provision, Lender may increase the interest rate one or more times to a rate or rates (each a "Default Rate") that Lender determines, not to exceed the lesser of (i) the maximum Default Rate permitted under the terms of the Default Rate Provision, or (ii) the maximum rate allowed by applicable law. However, Lender will not increase the interest rate to a Default Rate without first giving Borrower at least ten (10) days prior written notice of the occurrence of the Event of Default and of Lender's intent to increase the interest rate pursuant to the Default Rate Provision, during which ten (10) day period Borrower may cure the default and thereby avoid an increase in the interest rate to Default Rate.

Notice and Opportunity to Cure before Acceleration. If an Event of Default occurs under this Agreement or any of the Related Documents, Lender will not accelerate the Indebtedness and demand payment of the Loan in full without first giving such notice of default and opportunity to cure as is provided for in the Note or as is otherwise required by law. Notwithstanding the foregoing, following the occurrence of an Event of Default, Lender may take actions other than accelerating the Indebtedness in order to protect its interests without first giving notice or the opportunity to cure, including, but not limited to, requiring tenants to make rental payments directly to Lender, and/or exercising Lender's right of setoff one or more times to collect delinquent Loan payments.

Relationship to State Law. Notwithstanding the foregoing or any other provision of this Agreement and/or the Related Documents, if any provision of applicable law requires that Borrower be granted a longer notice period or a greater opportunity to cure, that provision of law shall control; provided, however, that the applicable notice period set forth in this Agreement or the Related Documents shall run concurrently with the notice period required by law.

LENDER'S EXPENDITURES. If (i) any action or proceeding is commenced or any lien or claim of lien is asserted that could materially affect Lender's interest in any of the Collateral, or (ii) Borrower fails to comply with any provision of this Agreement or any Related Document, including, but not limited to, Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Document, then Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender reasonably deems appropriate, including, but not limited to, discharging or paying all taxes, liens, claims of lien, security interests, encumbrances, and other claims at any time levied or placed on any Collateral and paying all costs for insuring, maintaining, and preserving any Collateral. All such reasonable expenses actually incurred or paid by Lender will (i) be considered expenses incurred for the preservation of the Collateral, (iii) become part of the Indebtedness, (iii) bear interest at the rate charged under the Note from and including the date incurred or paid by Lender to the date of repayment by Borrower, and (iv) be secured by the Security Instruments. All such expenses incurred or paid by Lender will, at Lender's option, (i) be payable on demand, (ii) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due over the remaining term of the Note, or (iii) be added to the balance of the Note and be treated as a balloon payment which will be due and payable at the Note's maturity.

INDEMNIFICATION OF LENDER. Borrower agrees to indemnify, defend, and hold Lender and its officers, directors, employees, and agents harmless from and against any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, reasonable attorneys', architect's, and engineering fees), demands, liabilities, penalties, fines, and forfeitures of any nature whatsoever and whenever made that may be asserted against or incurred by Lender or its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by, (i) this Agreement or the Related Documents; (ii) a breach by Borrower of this Agreement or the Related Documents; or (iii) the exercise of the rights and remedies granted Lender under this Agreement or the Related Documents. Lender shall have the right (i) to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, the Related Documents, or the disbursement of Loan Proceeds; and (ii) to appear in any action or proceeding to defend itself against such claims. Lender shall be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this section. All related costs and expenses incurred by Lender (including reasonable attorneys'. fees incurred by Lender) shall be paid by Borrower to Lender. The provisions of this section of the Agreement shall survive the payment of the Indebtedness and the expiration, cancellation, or termination of this Agreement, and shall not be affected by Lender's acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise. However, in interpreting and applying this provision or any similar provision contained in any of the Related Documents that requires a Borrower or Guarantor to indemnify Lender and hold Lender harmless, the indemnity and hold harmless provision shall not be construed so as to require any Borrower or Guarantor to indemnify Lender or hold Lender harmless from or against Lender's own gross negligence, willful misconduct, or wrongful acts.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with the Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Force Majeure. If either Lender or Borrower is delayed, hindered, or prevented from performing any act required under this Agreement by reason of war, governmental restrictions, civil commotion, shortage of labor or materials, strikes, fire, or any other reason beyond the control of the party obligated to perform, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended one (1) day for each day in the period of delay. However, the provisions of this section shall not apply to Borrower's obligations to pay make payments on the Loan or any other sums, monies, costs, charges, or expenses required by this Agreement or the Related Documents.

Attorneys' Fees; Expenses. Borrower agrees to pay upon demand all of Lender's reasonable costs and expenses actually incurred in connection with the enforcement of this Agreement or the Related Documents, whether or not an action or claim is filed. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Lender's costs and expenses include Lender's reasonable attorneys' fees and legal expenses incurred in connection with litigation, alternative dispute resolution proceedings, bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court. However, to the extent this Agreement or the Related Documents require any Borrower or Guarantor to pay Lender's attorneys' fees following the occurrence of an Event of Default, Lender will be permitted to recover its attorneys' fees only to the extent they are reasonable in amount and are actually incurred by Lender, without regard to any statutory presumption as to the amount of such attorneys' fees or any percentage amount specified in the Related Documents.

Notices. Any notice to Borrower required or permitted by this Agreement will be deemed to be delivered when the notice has been (i) sent postage prepaid by certified or registered mail, return receipt requested, or by any nationally recognized overnight courier to Borrower's address for notification purposes as stated at the beginning of this Agreement or to Borrower's most recent address as appears in Lender's records; (ii) received by telefacsimile; or (iii) personally delivered. Notice delivered to any one Borrower will be deemed delivery to each Borrower. Any notice to Lender required or permitted by this Agreement will be deemed to be delivered when the notice has been received by Lender at Lender's address as set forth on the first page of this Agreement and acknowledged in writing by an officer of Lender responsible for the administration and oversight of the Loan. Either party may change its notification address by notifying the other party in writing of its new address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's notification address.

Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for the record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under this Agreement or any of the Related Documents.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law and, to the extent not preempted by federal law, the laws of the state whose laws govern the Note, without regard to its conflicts of law provisions. For purposes of this Agreement, the District of Columbia is considered a state.

Consent to Loan Sale/Participation. Borrower agrees and consents to Lender's sale or transfer, whether now or later, of the Loan or one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of the Loan or any participation interests in the Loan, as well as all notices of any repurchase of the Loan or such participation interests. Borrower also agrees that the purchasers of the Loan or any participation interests in the Loan will be considered as the absolute owners of their respective interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of the Loan or such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of the Loan or such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of the Loan or any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Collateral owner, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Collateral owner's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

Marshalling of Assets. To the extent permitted by law, Borrower waives the benefits of (i) all existing and future appraisal, homestead, valuation, stay, extension, reinstatement, and redemption laws relating to the Collateral; and (ii) any legal or equitable doctrine or principle of marshalling.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid, and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity, or enforceability of any other provision of this Agreement.

Joint and Several Liability; Successors and Assigns. If there is more than one Borrower, the liability of each Borrower under this Agreement shall be joint and several. All representations, warranties, covenants, and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower's rights or obligations under this Agreement without Lender's prior written consent.

No Fiduciary Relationship. The relationship between Lender and Borrower is solely that of lender and borrower. The Lender has no fiduciary or other special relationship with or duty to Borrower, and none is created by this Agreement or the Related Documents. Lender has no right to control the business, property, management, or operations of Borrower except as expressly provided in this Agreement and the Related Documents.

No Third-Party Beneficiaries. This Agreement is for the sole protection and benefit of Lender and Borrower. No other person or persons shall have any right of action on the basis of this Agreement or any right to the Loan Proceeds.

Survival of Warranties and Representations. Borrower understands and agrees that, in making the Loan, Lender is relying on all representations, warranties, covenants, and agreements made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further understands and agrees that regardless of any investigation made by Lender, all such representations, warranties, covenants, and agreements will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as the Indebtedness is paid in full, or until this Agreement is terminated in the manner provided above, whichever is the last to occur.

Relationship to Related Documents. This Agreement is intended to supplement the Related Documents and should be construed, to the extent both reasonable and possible, in a manner consistent with the Related Documents. To the extent the provisions of this Agreement conflict with, and cannot be reconciled with, the provisions of the Related Documents (other than the Note), the provisions of this Agreement shall control. To the extent the provisions of this Agreement conflict with, and cannot be reconciled with, the provisions of the Note, the provisions of the Note shall control.

Interpretation. This Agreement is the result of negotiations between Borrower and Lender and their respective counsel. This Agreement shall not be applied, interpreted, or construed more strictly against a party because that party or that party's counsel drafted this Agreement.

Execution in Counterparts. This Agreement and the Related Documents may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and in making proof of this Agreement or any Loan Document, it shall not be necessary to produce or account for more than one such counterpart.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

DEFINITIONS. As used in this Agreement:

Agreement. The word "Agreement" means this Business/Commercial Loan Agreement, as this Business/Commercial Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached from time to time to this Business/Commercial Loan Agreement.

Borrower. The word "Borrower" means the Borrower identified at the beginning of this Agreement and, in addition, all other co signers and co-makers who sign or assume the Note and all of their respective successors and assigns.

Collateral. The word "Collateral" means all property and assets granted as collateral security for the Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, whether owned by Borrower or some other person or entity, and regardless of the form in which it is granted.

Event of Default. The words "Event of Default" mean any of the events of default set forth in the section of this Agreement entitled "Default."

Guaranty. The word "Guaranty" means the guaranty from a Guarantor to Lender, including, without limitation, a guaranty of all or any portion of the Note.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents (including all principal and interest), together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means First-Citizens Bank & Trust Company and its successors and assigns.

Loan Proceeds. The words "Loan Proceeds" mean all disbursements of Loan principal made by Lender pursuant to this Agreement and the Related Documents.

Permitted Liens. The words "Permitted Liens" mean (i) liens and security interests in favor of Lender; (ii) liens for taxes, assessments, or similar charges either not yet delinquent or being contested in good faith; (iii) liens of materialmen, mechanics, warehousemen, or carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not yet delinquent and that do not become delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement; (v) liens and security interests to secure obligations incurred by an individual Borrower for personal, family, or household purposes; (vi) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing; and (vii) liens and security interests on Borrower's assets (other than assets that constitute Collateral) which, in the aggregate, constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean all promissory notes (including the Note), credit agreements, loan agreements, Security Instruments, guaranties, indemnity agreements, environmental agreements, affidavits, verifications, and all other instruments, agreements, and documents executed in connection with the Loan, whether currently existing or created and executed in the future.

Security Instrument. The words "Security Instrument" mean and include, without limitation, any agreement, promise, pledge, assignment, covenant, arrangement, understanding, or other agreement, whether created by law, contract, or otherwise, that evidences, governs, represents, or creates a Security Interest. The words "Security Instrument" include, without limitation, security agreements, financing statements, mortgages, deeds of trust, security deeds, deeds to secure debt, assignments, pledges, negative pledge agreements, crop pledges, chattel mortgages, collateral chattel mortgages, chattel trusts, factor's liens, equipment trusts, conditional sales, trust receipts, lien or title retention contracts, leases or consignments intended as security devices, or any other instrument that creates a security or lien interest.

Security Interest. The words "Security Interest" mean any interest in real or personal property that secures payment of the Indebtedness and/or performance under this Agreement and the Related Documents, whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS/COMMERCIAL LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand or caused this Agreement to be signed in its name by a person or persons duly authorized, all as of the date of this Agreement.

BORROWER:	LENDER:
INVESTORS TITLE COMPANY	FIRST-CITIZENS BANK & TRUST COMPANY
By: /s/ James A. Fine, Jr.	By: /s/ Sam Nichols
Print/Type Name: James A. Fine, Jr.	Print/Type Name: Sam Nichols
Title: President	Title: Senior Vice President